As filed with the Securities and Exchange Commission on November 13, 2000

                                                       REGISTRATION NO. 33-19990
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------




                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              EASTERN ENTERPRISES
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       MASSACHUSETTS                                  04-1270730
(State or other Jurisdiction                      (I.R.S. Employer
    of Incorporation or                           Identification No.)
       Organization)


                               9 RIVERSIDE ROAD
                         WESTON, MASSACHUSETTS  02493
         ------------------------------------------------------------
         (Address of Principal Executive Offices, including Zip Code)


                            1972 STOCK OPTION PLAN
                            1982 STOCK OPTION PLAN
                   ----------------------------------------
                             (full title of plans)


                              L. WILLIAM LAW, JR.
                              Eastern Enterprises
                               9 Riverside Road
                         Weston, Massachusetts  02493
                                (781) 647-2300
           ---------------------------------------------------------
           (Name, Address and Telephone Number of Agent for Service)


                 Please send copies of all communications to:
                             DAVID B. WALEK, ESQ.
                                 Ropes & Gray
                            One International Place
                               Boston, MA 02110
                                 617-951-7000


================================================================================

     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the Registrant hereby de-registers any and all shares of Eastern Enterprises Common Stock originally registered hereunder which have not been issued. The 1972 Stock Option Plan and the 1982 Stock Option Plan pursuant to which the shares would have been issued, have either expired by their terms or been terminated and no additional shares may be issued or sold under such plans.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Weston, The Commonwealth of Massachusetts, on this 13th day of November, 2000.


EASTERN ENTERPRISES


/s/  L. William Law, Jr.
---------------------------

By:     L. William Law, Jr.

Title:  Senior Vice President, General Counsel and Secretary




     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                           Date
---------                           -----                           ----

       *                    Chairman of the Board,           November 13, 2000
--------------------------  Chief Executive Officer
J. Atwood Ives              and Trustee


     *                      President and Chief              November 13, 2000
--------------------------  Operating Officer
Fred C. Raskin


     *                      Executive Vice President         November 13, 2000
--------------------------  and Chief Financial Officer
Walter J. Flaherty

     *                      Senior Vice President and        November 13, 2000
--------------------------  President of Midland
J. Mark Cook                Enterprises

/s/  L. William Law, Jr.    Senior Vice President,           November 13, 2000
--------------------------  General Counsel and
L. Willliam Law, Jr.        Secretary

     *                      Senior Vice President,           November 13, 2000
--------------------------  President of Boston Gas,
Chester R. Messer           Colonial Gas and Essex Gas


     *                      Trustee                          November 13, 2000
--------------------------
James R. Barker

     *                      Trustee                          November 13, 2000
--------------------------
Richard S. Clayton

     *                      Trustee                          November 13, 2000
--------------------------
John D. Curtin, Jr.

     *                      Trustee                          November 13, 2000
--------------------------
Samuel Frankenheim

     *                      Trustee                          November 13, 2000
--------------------------
Leonard R. Jaskol

     *                      Trustee                          November 13, 2000
--------------------------
Wendell J. Knox

     *                      Trustee                          November 13, 2000
--------------------------
F.L. Putnam, Jr.

     *                      Trustee                          November 13, 2000
--------------------------
Rina K. Spence

     *                      Trustee                          November 13, 2000
--------------------------
David B. Stone

* The undersigned, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 on behalf of the above named officers and Trustees of Eastern Enterprises pursuant to the Power of Attorney executed by each such officer and/or Trustee and previously filed with the SEC.


By: /s/  L. William Law, Jr.                         November 13, 2000
    ------------------------
    L. William Law, Jr.
    Attorney-in-Fact